UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 OR 15(d) of
                      The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 6, 2006


                      BLACKROCK KELSO CAPITAL CORPORATION
                      -----------------------------------
             (Exact name of registrant as specified in its charter)


             DELAWARE                   000-51327               20-2725151
             --------                 -----------------      ------------------
  (State or other jurisdiction         (Commission           (IRS Employer
         of incorporation)             File Number)         Identification No.)


             40 East 52nd Street, New York, New York                 10022
             ---------------------------------------                 -----
             (Address of principal executive offices)              (Zip Code)


       Registrant's telephone number, including area code: (212) 810-5800
                                                           --------------


 ------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01.  Entry into a Material Definitive Agreement.

On December 6, 2006, BlackRock Kelso Capital Corporation ("BlackRock Kelso") entered into a Senior Secured Revolving Credit Agreement (the "Credit Agreement") among BlackRock Kelso, the lenders party thereto and Citibank, N.A., as administrative agent for the lenders.

Under the Credit Agreement, the lenders have agreed to extend credit to BlackRock Kelso in an aggregate principal amount not to exceed $225 million at any one time outstanding. The Credit Agreement also provides for issuing Letters of Credit. The Credit Agreement is a four-year revolving facility (with a stated maturity date of December 6, 2010) and is secured by substantially all of the assets in BlackRock Kelso's portfolio.

Subject to certain exceptions, the interest rate payable under the Credit Agreement is 87.5 basis points over LIBOR. BlackRock Kelso has made certain representations and warranties and is required to comply with various covenants, reporting requirements and other customary requirements for similar revolving credit facilities, including, without limitation, covenants related to: (a) limitations on the incurrence of additional indebtedness and liens, (b) limitations on certain investments, (c) limitations on certain restricted payments, (d) maintaining a certain minimum stockholders' equity, (e) maintaining a ratio of total assets (less total liabilities) to total indebtedness, of BlackRock Kelso and its subsidiaries, of not less than 2.0:1.0, (f) maintaining minimum liquidity, and (g) limitations on the creation or existence of agreements that prohibit liens on certain properties of BlackRock Kelso and its subsidiaries.

In addition to the asset coverage ratio described above, borrowings under the Credit Agreement (and the incurrence of certain other permitted debt) are subject to compliance with a borrowing base that will apply different advance rates to different types of assets in BlackRock Kelso's portfolio. The Credit Agreement also includes an "accordion" feature that allows BlackRock Kelso to increase the size of the Credit Agreement to a maximum of $500 million under certain circumstances. The Credit Agreement also includes usual and customary events of default for senior secured revolving credit facilities of this nature.

The Credit Agreement will be used to supplement BlackRock Kelso's equity capital to make additional portfolio investments and for other general corporate purposes. BlackRock Kelso has employed a significant portion of its equity capital and expects to begin using the Credit Agreement in the coming months to support additions to the portfolio. BlackRock Kelso has not yet borrowed any amounts under the Credit Agreement.

The description in this current report on Form 8-K of the Credit Agreement is qualified in its entirety by reference to the copy of such document that is filed as Exhibit 10.1, and is incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this current report on Form 8-K is hereby incorporated in this Item 2.03 by reference.

Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits:

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Exhibit Number      Description

10.1 Senior Secured Revolving Credit Agreement, dated as of December 6, 2006, between BlackRock Kelso Capital Corporation, the lenders party thereto and Citibank, N.A., as Administrative Agent


Forward-Looking Statements

Statements included herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. BlackRock Kelso undertakes no duty to update any forward-looking statements made herein.

                            [Signature page follows]

                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            BlackRock Kelso Capital Corporation
                                            (Registrant)


                                            By: /s/ Frank D. Gordon
                                                -------------------------------
Date: December 7, 2006                          Frank D. Gordon
                                                Chief Financial Officer